Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Oct 31, 2002
Payment Date	Nov 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.800000%
Accrual end date, accrual beginning date and days in Interest Period	Nov 15, 2002	Oct 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	59,775,534	18,800,000	24,500,000	17,800,000	7,900,000	14,831,718
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	1.970000%	2.120000%	2.220000%	2.450000%	2.800000%
Interest/Yield Payable on the Principal Balance	101,402.55	34,320.44	46,835.83	37,553.06	19,047.78
Interest on previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Interest/Yield Due	101,403	34,320	46,836	37,553	19,048
Interest/Yield Paid	101,403	34,320	46,836	37,553	19,048

Summary

Beginning Security Balance	59,775,534	18,800,000	24,500,000	17,800,000	7,900,000	14,831,718
Beginning Adjusted Balance	59,775,534	18,800,000	24,500,000	17,800,000	7,900,000
Principal Paid	8,882,066	0	0	0	0	31,718
Ending Security Balance	50,893,468	18,800,000	24,500,000	17,800,000	7,900,000	14,829,918
Ending Adjusted Balance	50,893,468	18,800,000	24,500,000	17,800,000	7,900,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	70,056,161	24,812,430	24,900,380	14,133,812	2,396,365
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					4,082,658
Ending OC Amount as Holdback Amount						9,733,195
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1277110	$0.6569763	$0.6897766	$0.7606453	$0.5163959
Principal Paid per $1000	$11.1864808	$0.0000000	$0.0000000	$0.0000000	$0.0000000